                                                                   EXHIBIT 10.37

                 CONTRIBUTION AGREEMENT - BASIC ECONOMIC TERMS
                              (EL CENTRO CENTER)

     The undersigned Transferor agrees to transfer the Property to the undersigned Transferee and Transferee agrees to accept the transfer on the following terms and conditions:

     1.   Incorporation by Reference.      All of the terms and conditions of:
          --------------------------

          a. The General Conditions to Contribution Agreement (the "General Conditions");

          b. The Addenda to General Conditions to Contribution Agreement (the "Addenda");

          c. The Exhibits to General Conditions to Contribution Agreement (the "Exhibits"); and

          d. The Schedules to General Conditions to Contribution Agreement (the "Schedules")

which are attached hereto are incorporated by reference herein as being the agreement of the undersigned.

     2.   Project.     EL CENTRO CENTER.
          -------

     3.   Transferor.  CENTER OF EL CENTRO, acting on behalf of its Constituent
          ----------
Partners

     4.   Transferee. ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P., a
          ----------
California limited partnership.

     5.   Consideration to Transferor.                         The total sum of
          ---------------------------
$6,985,378/1/ which is comprised of the following elements:

     a.  Existing Debt                                                       $0

     b.  Prepayment Fees and other Lender related expenses
         charged against Transferor                                          $0

------------------------
/1/ The Term Sheet Consideration of $7,767,234 has been reduced by $151,311 to cover the reduction in Net Operating Income because KB Toys is a gross lease not a net lease. The Consideration has been further reduced by $512,295, which represents the Capitalized Value of the sum of $50,000 (which is based upon Transferee's consultant's estimate of percentage rent). See Special Provisions paragraph 7.c., below. The consideration has been further reduced by $63,800 for Roof Tie-Ins, Mervyns. The consideration has been further reduced by $54,450 for Roof Replacements and Tie-Ins, Millers.
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c.  Commission obligations of Transferor paid by
    Transferee and charged against Transferor                           $     0

d.  Transferor's share of Closing Costs (estimated)                     $25,000

e.  Prorations charged against Transferor (estimated)                   $ 5,000

f.  (Miscellaneous)                                                     $     0

g.  OP Units                         $1,738,844

h.  Cash                             $5,216,534
                                     ----------
i.  Total OP Units and Cash (being the aggregate of
    the "Constituent Partner's Equity")                               $6,955,378
                                                                      ----------

j.  Total Consideration                                               $6,985,378
                                                                      ==========


     The Total Consideration is subject to adjustment as provided herein and in the General Conditions, the Addenda, the Exhibits and the Schedules.

     6.  Allocation.  The Cash (subject to adjustment as provided in the
         ----------
preceding sentence) will be allocated among the direct and indirect partners (the "Constituent Partners") of Transferor as follows:

                                                                                 Percentage
                                                                                     of the
                                                                                  aggregate
                                                                                     of the
Name of                                                                         Constituent
Constituent                   OP Units                                            Partners'    Allocated
Partner:                       (in $):            Cash             Total:           Equity:        Debt:
--------                      --------            ----         ----------       -----------    ---------
Hughes                                                                                               Not
Investments                   $      0      $3,477,689         $3,477,689           50.000%   Applicable

                                                                                                     Not
Herman Millman                $      0      $  869,422         $  869,422           12.500%   Applicable

D. E. Cohn                                                                                           Not
Residuary Trust               $      0      $  434,711         $  434,711            6.250%   Applicable

Contessa Cohn                                                                                        Not
Marital Trust                 $      0      $  434,711         $  434,711            6.250%   Applicable

Bartfam                                                                                              Not
Partnership                   $579,592      $        0         $  579,592            8.333%   Applicable

                                                                                                     Not
Cecile C. Bartman             $579,661      $        0         $  579,661            8.334%   Applicable

CJJ Limited                                                                                          Not
Partnership                   $579,592      $        0         $  579,592            8.333%   Applicable
                              --------      ----------         ----------           -------   ----------

                                                                                                     Not

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
Totals                      $1,738,844      $5,216,534         $6,955,378          100.000%   Applicable
                            ==========      ==========         ==========          =======    ==========


     7.   Special Provisions:
          ------------------

          a. The vacant parcel located on the Property (which is shown as Parcel B on FATCO Order No. 4201-51, dated March 3, 1997) is included at no additional cost.

          b. Prior to the Closing Date, Transferor will deposit the sum of $90,500 (the "Deposit") in a separate escrow account with Title Company pursuant to an Escrow Agreement (which shall be in form and substance reasonably satisfactory to Transferor and Transferee) which shall have the following basic provisions: (i) each month Title Company shall disburse to Transferee from the Deposit the amount of $2,083.33 (which is equivalent to and in lieu of monthly net rent in the amount of $1,718.75 and contribution to common area maintenance contributions of $364.58 on Suite B-5 which is currently vacant space as of the date of this Agreement (the "Vacant Space")); (ii) if the Vacant Space is leased pursuant to a lease or leases which require expenditures for tenant improvements and leasing commission, such expenditures shall be reimbursed to Transferee by Title Company from the Deposit; (iii) the disbursements under clause (i) shall be reduced to the extent that gross rents shall be received from the Vacant Space and shall cease at such time as gross monthly rents from the Vacant Space equal or exceed $2,083.33; (iv) when the expenditures under clause (ii) have been paid and rents commence as described in clause (iii), the balance of the Deposit shall be paid over by Title Company to Transferor; and (iv) if gross rents shall not have commenced on the Vacant Space in an amount equal to or in excess of $2,083.33 within 1 year from the Closing Date, the balance of the Deposit then remaining shall be paid over to Transferee.

          c. Additional Consideration. To the extent, if any, that Net Overage Rent (defined below) from the Property for the 12 calendar months ending on December 31, 1998 shall exceed $120,000 Transferor shall be entitled to additional Consideration in an amount equal to the Capitalized Value of such excess, determined by dividing said excess amount by .0976. Except as provided herein below, said additional Consideration shall be payable on or before February 28, 1999. "Net Overage Rents" shall mean the overage rents actually collected from the Property during the period from January 1, 1998 through December 31, 1998 less an amount determined as follows for tenants who are allowed a recapture of property taxes from their percentage rent: the proportionate supplemental taxes which the overage rent paying tenants would have paid for the new property tax assessment for the sale as though it had taken place at the beginning of their overage rent period for which they are paying, rather than the actual taxes they had paid for that period. The additional Consideration shall be distributed to the Constituent Partners in the ratios set forth in paragraph 6 above, both as to percentage thereof and as to whether the additional Consideration is cash or OP Units based on the average closing price for shares of stock of AHP for the five trading days immediately preceding the payment of said additional Consideration. If reassessment of the Property shall not have occurred or if Supplemental Property Taxes are not known by February 28, 1999 such additional Consideration will be paid when such reassessment is made; provided, however, that the actual tax amount for the 1997-1998 fiscal tax year shall be used if the Property has not been reassessed by July 1, 2000. Transferor shall have the right to apply to the Tax Assessor for reassessment as soon as possible following the Closing Date, and shall seek

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

the lowest possible assessment. Transferee shall execute such instruments as may be necessary to evidence Transferor's authority to apply for such reassessment.

          d. Format - Immediately prior to the Closing Date, Transferor will convey the Property and assign its rights hereunder to its Constituent Partners in the undivided percentage interests shown above in the fifth column of paragraph 6. Each Constituent Partner will convey an undivided interest in the Property to Transferee. Transferee will cause the OP Units to be issued and the Cash to be paid to the Constituent Partners as shown in the second and third columns of paragraph 6 above. The Constituent Partners severally and proportionately will assume the obligations of Transferor under the Representations and Warranties and Transferor will be released from liability under the Representations and Warranties. Notwithstanding the foregoing, each Constituent Partner shall be solely responsible for his own investment representations and investor suitability representations.

     Executed as of March 23, 1998.


Transferor:              CENTER OF EL CENTRO,

                         a California general partnership

                         By:  Hughes Investments,
                              a California general partnership,
                              general partner

                              By:  WWH Investments, Inc., a
                                   California corporation,
                                   general partner

                                        /s/ William W. Hughes, Jr.
                                   By:  ______________________________
                                        William W. Hughes, Jr.
                                   Its: President

Transferee:              Alexander Haagen Properties Operating Partnership, L.P.
                         a California limited partnership

                         By: Alexander Haagen Properties, Inc., a Maryland corporation, its General Partner


                              By:  Fred Bruning
                                   ------------------------------------

                              Its: Senior Vice President
                                   ------------------------------------

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

                           AGREEMENT OF TITLE COMPANY

The undersigned executes this Agreement for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Agreement and to acknowledge receipt of the Earnest Money from the Transferee.


                                        First American Title Insurance Company


                                        By:_____________________________________

                                        Its:____________________________________

                                        Date:  ________________________, 1998

                                        Escrow No. N 984017E

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